INVESTMENT ADVISORY AGREEMENT

     THIS INVESTMENT ADVISORY AGREEMENT (this "Agreement") is made as of July 1, 2003, by and between The Merger Fund VL, a Delaware statutory trust (the "Fund") and Westchester Capital Management, Inc. (the "Adviser").


                                   WITNESSETH:

     WHEREAS, the Fund is an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is engaged in the business of supplying investment advice, investment management and administrative services; and

     WHEREAS, the Fund desires to retain the Adviser to render advice and services to the Fund pursuant to the terms and provisions of this Agreement, and the Adviser is interested in furnishing said advice and services; and

     NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1. Appointment of Adviser.

     The Fund hereby employs the Adviser and the Adviser hereby accepts such employment, to render investment advice and management services with respect to the assets of the Fund for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Fund's Board of Trustees.

2.   Advisory Services.


     The Adviser will regularly provide the Fund with investment research, advice, and supervision and will furnish continuously an investment program for the Fund's securities portfolio consistent with the Fund's investment objectives, policies, and restrictions. The Adviser will determine which securities shall be purchased for the Fund, which portfolio securities shall be held or sold by the Fund, and what portion of the Fund's assets shall be held uninvested, subject always to the provisions of the Fund's Agreement and Declaration of Trust and By-Laws and of the Investment Company Act of 1940, as amended (the "Act"), and to the Fund's investment objectives, policies and restrictions, as each of the same shall be from time to time in effect with respect to the Fund and subject further to such policies and instructions as the Trustees of the Fund (or any relevant committee thereof) may establish from time to time. The Adviser shall advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of its Trustees and the appropriate committees appointed by such Trustees regarding the conduct of the business of the Fund.

     Brokerage. The Adviser shall place orders for the purchase and sale of securities either directly with the issuer or with a broker or dealer selected by the Adviser. In placing the Fund's securities trades, it is recognized that the Adviser will give primary consideration to securing the most favorable price and efficient execution, so that the Fund's total cost or proceeds in each transaction will be the most favorable under all the circumstances. Within the framework of this policy, the Adviser may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser may be a party.

     It is also understood that it is desirable for the Fund that the Adviser have access to investment and market research and securities and economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Fund than might result from the allocation of brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the purchase and sale of securities for the Fund may be made with brokers who provide such research and analysis, subject to review by the Fund's Board of Trustees from time to time with respect to the extent and continuation of this practice to determine whether the Fund benefits, directly or indirectly, from such practice. It is understood by both parties that the Adviser may select broker-dealers for the execution of the Fund's portfolio transactions who provide research and analysis as the Adviser may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to the Adviser in connection with its services to other clients.

     On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as of other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

3.   Allocation of Charges and Expenses.

     The Adviser will pay the compensation and expenses of all officers and executive employees of the Fund who are "interested persons" (as defined in the Act) and will make available, without expense to the Fund, the services of such of the Adviser's officers, Trustees, and employees as may duly be elected officers or Trustees of the Fund, subject to their individual consent to serve and to any limitations imposed by law. The Adviser will pay the Fund's office rent and will provide investment advisory, research, and statistical facilities and all clerical services relating to research, statistical and investment work. The Advisor will not be required to pay any expenses of the Fund other than those enumerated above in thisParagraph 3. In particular, but without limiting the generality of the foregoing, the Advisor will not be required to pay (i) clerical salaries; (ii) fees and expenses incurred by the Fund in connection with membership in investment company organizations; (iii) brokers' commissions and other costs in connection with the purchase or sale of securities; (iv) legal, auditing, or accounting expenses; (v) interest and taxes or governmental fees; (vi) the fees and expenses of the transfer agent of the Fund; (vii) the cost of preparing share certificates or any other expenses, of issue, sale, underwriting, distribution, redemption, or repurchase of shares of the Fund;
(viii) the expenses of and fees for "non-interested persons" of the Fund or the Adviser within the meaning of the Act; (x) the cost of preparing and distributing reports and notices to shareholders of the Fund; (xi) all other expenses incidental to holding meetings of the Fund's shareholders, including proxy solicitations thereof; (xii) the fees or disbursements of custodians of the Fund's assets, including expenses incurred in the performance of any obligations enumerated by the Agreement and Declaration of Trust or By-Laws of the Fund insofar as they govern agreements with any such custodian; (xiii) expenses for servicing shareholders accounts; (xiv) insurance premiums for fidelity and other coverage; (xv) expenses of computing the net asset value of the shares of the Fund; (xvi) such nonrecurring expenses as may arise, including actions, suits or proceedings to which the Fund may be a party and the legal obligation which the Fund may have to indemnify its Trustees and officers with respect to liabilities which they may incur in their capacity as such; and
(xvii) any expenses of distributing the Fund's shares which may be payable pursuant to a Plan of Distribution adopted pursuant to Rule 12b-1 under the Act.

4.   Compensation of the Adviser.

     For all services to be rendered and payments to be made as provided in Paragraphs 2 and 3 hereof, the Fund will pay the Adviser, a fee, which is calculated daily and paid monthly, at an annual rate of 1.25% of the Fund's value of the average daily net assets. The value of the Fund's average daily net assets shall be determined pursuant to the applicable provisions of the Declaration of Trust of the Fund. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then, for the purposes of this paragraph 4, the value of such net assets of the Fund as last determined shall be deemed to be the value of such net assets as of the close of the business on that day. If there is no business day in a month or if the determination of the net asset value of the Fund's shares has been suspended pursuant to the Agreement and Declaration Declaration of Trust of the Fund for a period including such month, the Adviser's compensation payable at the end of such month shall be computed on the basis of the value of the average daily net assets of the Fund as last determined by the Trustees of the Fund (whether during or prior to such month).

5.   Avoidance of Inconsistent Position.

     In connection of purchases of sales of portfolio securities for the account of the Fund, neither the Adviser nor any of its directors, officers, or employees will act as a principal or agent or receive any commission. The Adviser or its agent shall arrange for the placement of all orders for the purchase and sale of portfolio securities for the Fund's account with the issuers or holders of such portfolio securities or with brokers or dealers selected by the Adviser. In the selection of such brokers or dealers and the placing of such orders, the Adviser is directed at all times to seek for the Fund the most favorable execution and net price available, while reserving the ability to pay such commissions and receive such services as are permitted under
Section 28(e) of the Securities Exchange Act of 1934 or otherwise permitted by law. Neither the Adviser nor any of its directors or officers will purchase shares of the Fund for investment purposes at prices not available to the public at the time of such acquisition. If any occasion should arise in which the Adviser gives any advice to its clients concerning the shares of the beneficial interest of the Fund, the Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund. The Adviser's services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that the Adviser may render investment advice, management, and other services to others, provided, however, that such services and activities do not, during the term of this Agreement, interfere in a material manner with the Adviser's ability to meet all of its obligations with respect to rendering services hereunder.

6.   Conflicts with Fund's Governing Documents and Applicable Laws.

     Nothing herein contained shall be deemed to require the Fund to take any action contrary to the Fund's Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Fund.

7.   Limitation of Liability of Adviser.

     The Adviser shall not be liable to the Fund or to any shareholder of the Fund for any error of judgement or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its obligations and duties under this Agreement. Any person, even though also employed by the Adviser, who may be or become an employee of and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Adviser.

8. Adviser's Liabilities.

     (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

     (b) The Fund shall indemnify and hold harmless the Adviser and the directors, shareholders, officers and employees of the Adviser (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under this Agreement provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

     (c) No provision of this Agreement shall be construed to protect any Trustee or officer of the Fund, or director or officer of the Adviser, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

9.   Duration on Termination of this Agreement.

     Unless terminated as specified below, this Agreement shall remain in force for a period of two years from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Fund's Trustees who are not interested persons of the Adviser or of the Fund cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Trustees or of a majority of the outstanding voting securities of the Fund. This Agreement may, on 60 days written notice, be terminated at any time without the payment of any penalty, by the Trustees of the Fund, by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the Act (particularly the definitions of "interested persons," assignment," and "majority of the outstanding voting securities"), shall be applied as from time to time amended, subject, however, to such exemptions as may be granted by any rule, regulation, order, or no action position of the Securities and Exchange Commission.

10.  Amendment of this Agreement.

     No provision of this Agreement may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge, or termination is sought and no amendment, waiver, or discharge of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities and by the Trustees who are not interested persons of the Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

11.  Miscellaneous.

     It is understood and expressly stipulated that neither the holders of shares of the Fund nor the Trustees shall be personally liable hereunder. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.  Governing Law.

     This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Investment Advisers Act of 1940 and any rules and regulations promulgated thereunder.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.


THE MERGER FUND VL                         WESTCHESTER CAPITAL MANAGEMENT, INC.


By /s/ Bonnie L. Smith                     By /s/ Frederick W. Green
   --------------------------------           -----------------------------
    Bonnie L. Smith, Vice President           Frederick W. Green, President